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                                                                     EXHIBIT 3.2

                           OVERLAND DATA. INC. BYLAWS

ARTICLE 1. OFFICES

SECTION 1. PRINCIPAL EXECUTIVE OFFICE

   The principal executive office of the corporation shall be in the city of San Diego, county of San Diego, state of California.

   The corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the corporation may require.

ARTICLE II. SHAREHOLDERS' MEETING

SECTION 1. PLACE OF MEETINGS

   All meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be determined by the Board of Directors.

SECTION 2. ANNUAL MEETINGS

   The annual meeting of the shareholders shall be held on the 15th of November in each year, if not a holiday, at 10:00 A.M., at which time the shareholders shall elect a Board of Directors and transact any other proper business. If this date falls on a holiday, then the meeting shall be held on the following business day at the same hour.

SECTION 3. SPECIAL MEETINGS

   Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or by one or more shareholders holding at least 10 percent of the voting power of the corporation.

SECTION 4. NOTICE OF MEETINGS

   Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote at the meeting by the Secretary or an Assistant Secretary, or, if there be no such officer. or in the case of his neglect or refusal, by any Director or shareholder.

   Such notices shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the

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corporation for the purpose of notice. Notice shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting.

   Such notice shall state the place, date, and hour of the meeting and (1), in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2), in the case of an annual meeting, those matters which the Board at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of Section 6 of this Article that any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of nominees which at the time of the notice, management intends to present for election. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five
(45) days or more from the date set for the original meeting.

SECTION 5. WAIVER OF NOTICE

   The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, whether in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers or consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at the meeting, nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver or notice, except as provided in Section 6 of this Article.

SECTION 6. SPECIAL NOTICE AND WAIVER OF NOTICE REQUIREMENT

   Except as provided below, any shareholder approval at a meeting, with respect to the following proposals, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting, or in any written waiver of notice:

     1. Approval of a contract or other transaction between the corporation and one or more of its Directors or between the corporation and any corporation, firm or association in which one or more of the Directors has a material financial

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   interest, pursuant to Section 310 of the California Corporations Code;

     2. Amendment of the Articles of Incorporation after any shares have been issued pursuant to Section 909 of the California Corporations Code;

     3. Approval of the principal terms of reorganization pursuant to Section 1201 of the California Corporations Code:

     4. Election to voluntarily wind up and dissolve the corporation pursuant to
   Section 1900 of the California Corporations Code; and

     5. Approval of a plan of distribution of shares as part of the winding up of the corporation pursuant to Section 9007 of the California Corporations Code.

     6. Approval of the above proposals at a meeting shall be valid with or without such notice, if by the unanimous approval of those entitled to vote at the meeting.

SECTION 7. ACTION WITHOUT MEETING

   Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent, in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

   Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholders' approval, with respect to any one of the following proposals, without a meeting, by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval:

     1. Approval of a contract or other transaction between the corporation and one or more of its Directors or between the corporation and any corporation, firm or association in which one or more of the Directors has a material financial interest, pursuant to Section 310 of the California Corporations Code;

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     2. To indemnify an agent of the corporation pursuant to Section 317 of the
   California Corporations Code:

     3. To approve the principal terms of reorganization. pursuant to Section 1201 of the California Corporations Code, or

     4. Approval of a plan of distribution as part of the winding up of the corporation pursuant to Section 9007 of the California Corporations Code.

   Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than a unanimous written consent to those shareholders entitled to vote who have not consented in writing

   Notwithstanding any of the foregoing provisions of this section, Directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the election of Directors.

   A written consent may be revoked by a writing received by the corporation prior to the time of written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

SECTION 8. QUORUM

   The holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of shareholders represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law and except as provided in the following provisions of this section.

   The shareholders present at a duly called or held meeting, at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action is approved by at least a majority of the shares required to constitute a quorum.

   In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the

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shares represented either in person or by proxy, but no other business may be transacted except as provided in the foregoing provisions of this section.

SECTION 9. VOTING

   Only persons in whose names shares entitled to vote stand on the record date for voting purposes fixed by the Board of Directors pursuant to Article VIII.
Section 3 of these Bylaws, or, if there be no such date so fixed, on the record dated given below, shall be entitled to vote at such meeting

If no record date is fixed:

     1. The record Date for determining shareholders entitled to notice of, or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business next day preceding the day on which the meeting is held.

     2. The record date for determining the shareholders entitled to give consent to corporate actions in writing without a meeting, when no prior action by the board is necessary, shall be the day on which the first written consent is given.

     3. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or on the 60th day prior to the date of such other action, whichever is later.

     4. Every shareholder entitled to vote shall be entitled to one vote for each share held, except that for the election of Directors, every shareholder entitled to vote at any election of Directors, if a candidate's name has been placed in nomination prior to the voting, and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate the shareholder's votes, shall be entitled to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of shares which he is entitled to vote, or distribute his vote on the same principle among as many candidates as the shareholder thinks fit. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

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   Upon the demand of any shareholder made before the voting begins, the election of Directors shall be by ballot.

SECTION 10. PROXIES

   Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy executed by such person or his duly authorized agent, with the Secretary of the corporation.

   A proxy shall not be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in Section 705 of the California Corporations Code.

ARTICLE III. DIRECTORS, MANAGEMENT

SECTION 1. POWERS

   Subject to any limitations in the Articles of Incorporation and to the provisions of the California Corporations Code, and further subject to any shareholder's agreement relating to any of the affairs of this corporation so long as it remains a close corporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors.

SECTION 2. NUMBER(1)

   The authorized number of directors shall be not less than six (6) and not more than seven (7), the specific number to be set by resolution of the board of directors or the shareholders. The initial authorized number of directors shall be six (6).

   Any amendment to these bylaws hereby the minimum number of authorized directors is set at less than five (5) shall not take effect if votes cast against it exceed 16 2/3% of outstanding shares entitled to vote.

___________

   (1) This section amended by vote of the shareholders on Nov 1, 1990 at an annual meeting. Amended by unanimous written consent of directors June 1992 whereby the range of directors was expanded to 5 to 7 from 4 to 5. Amended May 1993 by written consent of shareholders to change authorized directors range to 6 to 7.

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   Should any portion of this section 2 of article iii be found invalid by a court of competent jurisdiction, the whole this section shall be revoked, and the authorized number of directors shall be seven (7).


SECTION 3. ELECTION AND TENURE OF OFFICE

   The Directors shall be elected at the annual meeting of the shareholders and hold office until the next annual meeting and until their successors have been elected and qualified.

SECTION 4. VACANCIES

   A vacancy in the Board of Directors shall exist in the case of death, resignation, or removal of any director, or in case the authorized number of directors is increased, or in case the shareholders fail to elect the full, authorized number of directors at any annual or special meeting of the shareholders at which any Director is elected, or in case the authorized number of directors is increased. The Board of Directors may declare vacant the office of a Director who has been declared of unsound mind by an order of court, or who has been convicted of a felony.

   Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by majority vote off directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting of the shareholders and until his successor has been elected and qualified. The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. Any director may resign effective upon giving written notice to the Chairman of the Board, President, or Secretary unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a further time, a successor may be elected to take office when the resignation becomes effective. Any reduction of the authorized number of directors does not remove any director prior to the expiration of the director's term in office.

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SECTION 5. REMOVAL

   Any or all of the directors may be removed with or without cause if such removal is approved by the majority of the outstanding shares entitled to vote, subject to the provisions of Section 303 of the California Corporations Code.


   Except as provided in sections 302, 303, and 304 of the California Corporations Code, a director may not be removed prior to the expiration of such director's term of office.

The Superior Court of the proper county may, on suit of the shareholders holding at least 10 percent of the outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation and may bar from re-election and director so removed for a period prescribed by the court. The corporation shall be made a party to such action.

SECTION 6. PLACE OF MEETINGS

   Meetings of the Board of Directors shall be held at any place, within or without the State of California which has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the corporation or as designated from time to time by resolution of the Board of Directors.

SECTION 7. CALL AND NOTICE OF MEETINGS

   Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or Vice-President, or Secretary, or any two (2) directors.

   Regular annual meetings of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. Special meetings of the Board of Directors shall be held upon four
(4) days' notice by mail, or 48 hours' notice delivered personally or by telephone or telegraph. A notice or waiver of notice need not specify the purpose of any special meeting of the Board of Directors.

SECTION 8. QUORUM

   A Quorum of all meetings of the Board of Directors shall be 51 percent of the authorized number of directors.

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   Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to the provisions of Section 310 and subdivision (e) of Section 317 of the California Corporations Code. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 9. WAIVER OF NOTICE

   The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of' the minutes of the meeting.

SECTION 10. ACTION WITHOUT MEETING

   Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collective consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.


SECTION 11. COMPENSATION

   No salary shall be paid Directors, as such, for their services, but, by resolution, the Board of Directors may allow a fixed sum and expenses to be paid for attendance at regular or special meetings. Nothing contained herein shall prevent a director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attendance at meetings.

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ARTICLE IV. OFFICERS

SECTION 1. OFFICERS

   The officers of the corporation shall be a President, Vice- President, Secretary, and Treasurer, who shall be the chief financial officer of the corporation. The corporation may also have such other officers with such titles and duties as shall be determined by the Board of Directors. Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.


SECTION 2. ELECTION

   All officers of the corporation shall be chosen by the Board. Each officer shall hold office until his death, resignation, or removal or until his successor shall be chosen and qualified. A vacancy in any office for any cause shall be filled by the Board.

SECTION 3. REMOVAL AND RESIGNATION

   An officer may be removed at any time, either with or without cause, by the Board. An officer may resign at any time upon written notice to the corporation given to the Board, the President, or the Secretary of the corporation. Any such resignation shall take effect at the day of the receipt of such notice or at any other time specified therein. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. CHAIRMAN OF THE BOARD

   The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers as may be assigned to him by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in section 5 of this article.

SECTION 5. PRESIDENT

   Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the direction

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and control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all standing committees, including the executive committee, if any, and shall have the general powers and duties of management generally vested in the office of President of a corporation, and shall have other powers and duties as may from time to time be prescribed by the Board of Directors or the Bylaws.


SECTION 6. VICE-PRESIDENT

   In the absence or disability of the President, the Vice- Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President. Each Vice-President shall have other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, or the Bylaws.


SECTION 7. SECRETARY

   The Secretary shall keep, or cause to be kept, at the principle executive office of the corporation, a book of minutes of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Director's meetings, the number of shares present or represented at shareholder's meetings and the proceedings thereof.

SECTION 8. TREASURER

   The Treasurer shall keep and maintain or cause to be maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation.

   The Treasurer shall deposit moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors; shall render to the President and or Directors, whenever they request it, an account of all his

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transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such duties as may from time to time be prescribed by the Board of Directors or the Bylaws.

   In the absence or disability of the Treasurer, the Assistant Treasurers, if any, in order of their rank as fixed by the Board of Directors or if not ranked, the Assistant Treasurer designated by the Board of Directors, shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the Treasurer. The Assistant Treasurers, if any, shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the Bylaws.

ARTICLE V. EXECUTIVE COMMITTEES

SECTION 1

   The Board may, by resolution adopted by a majority of the Authorized number of directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board, except with respect to:

     1. The approval of any action for which this division also requires shareholders' approval or approval of the outstanding shares.

     2. The filling of vacancies on the Board or in any committee.

     3. The fixing of compensation of the Directors for serving on the Board or on any committee.

     4. The amendment or repeal of Bylaws or the adoption of new Bylaws.

     5. The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

     6. A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board.

     7. The appointment of other committees of the Board or the members thereof.

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SECTION 2. COMPENSATION

The salaries of the officers shall be fixed, from time to time, by the Board of Directors.


ARTICLE VI. CORPORATE RECORDS AND REPORTS

SECTION 1. INSPECTION BY SHAREHOLDERS

   The share register shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Such inspection and copying under this section may be made in person or by agent or attorney.

   The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board also shall be open to inspection upon the written demand on the corporation of any shareholder or any holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or holder of such voting trust certificate. Such inspection shall be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

   Shareholders shall also have the right to inspect the original or copy of these Bylaws, as amended to date, kept at the corporation's principal executive office, at all reasonable times during business hours.

SECTION 2. INSPECTION BY DIRECTORS

   Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation of which such person is director and also of its subsidiary corporations, domestic and foreign. Such inspection shall be made in person or by agent or attorney and the right to inspection includes the right to copy and make extracts. Upon specific request, every director shall have the absolute right to receive, at no cost and in a timely manner, copies of any regular report or document produced within the company. Upon refusal of demand for inspection by a director the superior court of the proper county may enforce such inspection

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and order the payment of reasonable attorneys feces and other court costs to the complaining director, agent or attorney.

   The performance of each officer is directly subject to the review of the board of directors. As an extension of directors rights of inspection, any director, their agent or attorney may initiate their own performance review at any time by interviewing any officer, his/her peers, and his/her subordinates. Such interviewing by directors shall not imply any executive authority by such persons(s) not otherwise authorized, but is merely an information gathering device in furtherance of corporate governance. The company will request that such officers and employees speak candidly and openly to any questions presented by any director, agent, or attorney pertaining to any actual or potential company business. This paragraph shall not be deemed to increase directors liability nor shall it be deemed to restrict or inhibit any rights directors otherwise have.(2)

SECTION 3. RIGHT TO INSPECT WRITTEN RECORDS

   If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the corporation, at its expense, makes such record available in written form.

SECTION 4. WAIVER OF ANNUAL REPORT

   The annual report to shareholders, described in Section 1501 of the California Corporations Code, is hereby expressly waived. Nothing in this section shall prevent the corporation from issuing said report upon direction of the Board.

SECTION 5. CONTRACTS, ETC.

The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on the behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

---------------
(2)  This section amended May 1993 by written consent of shareholders.

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ARTICLE VII. INDEMNIFICATION OF CORPORATE AGENTS

SECTION 1

The corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person by reason of such person's having been made or having been threatened to be made a party to a proceeding, to the fullest extent permissible by the provisions of Section 317 of the California Corporations Code. The corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of such section. The terms "agent", "proceeding" and "expenses" used in this section I shall have the same meaning as such terms in said Section 317 of the California Corporations Code.

ARTICLE VIII. SHARES

SECTION 1. CERTIFICATES

  The corporation shall issue certificates for its shares when fully paid. Certificates of stock shall be issued in numerical order, and state the name of the holder of the shares represented thereby; the number, designation, if any, and class or series of shares represented thereby; and contain any statement or summary required by an applicable provision of the California Corporations Code.

  Every certificate for shares shall be signed in the name of the corporation by the Chairman or Vice-Chairman of the Board or the President, or a Vice-President, and the Treasurer, the Secretary or an Assistant Secretary.

SECTION 2. TRANSFER OF SHARES

   Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Secretary of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its share register.

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SECTION 3. RECORD DATE AND CLOSING OF TRANSFER BOOKS

   The Board of Directors may fix a time in the future as record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall be not more than sixty
(60) nor less than ten (10) days prior to the date of the meeting or event for the purpose of which it is fixed. When a record date is so fixed, only the shareholders of record on that date are entitled to notice of end to vote at the meeting or receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date.

   The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, the date when any right to any dividend, distribution or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

ARTICLE IX. AMENDMENT OF BYLAWS

SECTION 1. BY SHAREHOLDERS

   Bylaws may be adopted, amended or repealed by vote or the written consent of shareholders entitled to exercise a majority of the voting power of the corporation.

SECTION 2. DIRECTORS

   Subject to the right of shareholders to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the board of directors, except that a Bylaw amendment thereof changing the number of authorized Directors may be adopted by the Board of Directors only if prior to the issuance of shares.